OPERATING AGREEMENT

OF

TCA CRESENT CONSTRUCTION COMPANY, LLC

OPERATING AGREEMENT of TCA Cresent Construction Company, LLC (the “Company”) made as of March 9, 2017 (the “Effective Date”), by and among the Members who have subscribed to and executed this Agreement.

W I T N E S S E T H:

WHEREAS, the Members desire to provide for the ownership and operation of the Company upon the terms and conditions hereinafter set forth; and

WHEREAS, all capitalized terms not otherwise defined in the text of this Agreement shall have the meanings ascribed to such terms by the glossary in §10.2 of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

ORGANIZATION OF COMPANY

§1.1 Filing. The Company was organized as a limited liability company pursuant to the Act and the provisions of this Agreement by filing the Articles of Organization of the Company (the “Certificate”) with the Florida Secretary of State on January 27, 2017.

ARTICLE 2

CHARACTER OF BUSINESS

§2.1 Purpose of the Company. The primary business of the Company is to engage in any business allowed under the laws of the State of Florida.

ARTICLE 3

NAME, PRINCIPAL OFFICE AND TERM

§3.1 Name. The Company shall conduct business under the name “TCA Cresent Construction Company, LLC”.

§3.2 Principal Office and Records Office. The principal office of the Company shall be at 19550 West Country Club Drive, Suite 101, Aventura, Florida 33180, or such other location as may be determined by the Board. Each Member shall be notified in writing of any change in the principal office of the Company.

§3.3 Term. The term of the Company commenced on the filing of the Certificate with the Florida Secretary of State and shall continue until terminated as hereinafter provided.

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§3.4 Resident Agent and Registered Office. The resident agent of the Company for service of process is VCorp Services, LLC, located at 5011 South State Road 7, Suite 106, Davie, Florida, 33314. The Company’s registered office is at 19550 West Country Club Drive, Suite 101, Aventura, Florida 33180 in the State of Florida. The Resident Agent and Registered Office of the Company may be changed pursuant to Florida law.

ARTICLE 4

CAPITALIZATION OF THE COMPANY

§4.1 Membership Units. The Company is authorized to issue a total of 100,000 Membership Units consisting of two classes, including 1,000 Class A Membership Units (the “Class A Units”) and 99,000 Class B Membership Units (the “Class B Units”, together with the Class A Units collectively referred to as the “Membership Units”). The rights, duties, and obligations of the Members of the Company shall be governed by the terms and conditions of this Agreement and shall be represented by Membership Units.

(a)	Class A Membership Units. Holders of Class A Units (each a “Class A Member”) shall be entitled to vote on matters presented to the Members for approval.

(b)	Class B Membership Units. Holders of Class B Units (each a “Class B Member”) shall not be entitled to vote unless the right for such Class B Member to vote is expressly granted herein.

§4.2 Capital of the Company. Each Member shall contribute to the Company the amount of the initial Capital Contribution set forth after each Member’s name on Exhibit “A” annexed hereto (“Initial Capital Contribution”), which sets forth the names and respective Initial Capital Contributions to the Company by each Member. No Member shall be required to make any additional Capital Contribution to the Company or to restore any deficit in such Member’s Capital Account, and such deficit, if any, shall not be considered a debt owed to the Company or to any other person for any purpose.

§4.3 Maintenance of Capital Accounts. The Company shall establish and maintain a Capital Account for each Member, in accordance with the rules set forth in Treasury Regulation 1.704-1(b), or any successor provision(s). The initial capital account of each of the Members shall consist of the amount or value of the Capital Contributions as set forth on Exhibit “A”.

§4.4 Withdrawal of Capital. A Member shall not be entitled to withdraw any part of such Member’s Capital Account or to receive any distribution from the Company, except as provided in this Agreement.

§4.5 Interest on Capital Contributions. No interest shall be due from the Company on any Capital Contribution of any Member.

§4.6 Treatment of Loans and Other Payments. If any Member shall provide funds to the Company other than the Initial Capital Contributions, such funds shall not increase such Member’s percentage interest in the Company or constitute an additional capital contribution; instead, any such funds shall be treated as a loan and shall be a debt due from the Company to such Member. The Company will be issuing a promissory note to the entities identified on Schedule B (together with any additional promissory notes to be advanced by the holders identified on Schedule B, collectively, the “Notes”) which shall be treated as loans and shall not be capital contributions.

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ARTICLE 5

DISTRIBUTIONS AND SHARING OF DISTRIBUTIONS
AMONG MEMBERS

§5.1 Distributions. Upon meeting the Revenue Thresholds and upon the written consent of the Board, Net Cash Flow shall be distributed by the Company to the Members in the manner and priority provided in § 5.4. Upon the written consent of the Board, unless otherwise provided herein, all distributions shall be made to all Members simultaneously and shall be pro rata in proportion to their respective Percentage Interest. Prior to any Net Cash Flow distribution to the Members, the Company must meet certain revenue thresholds (the “Revenue Thresholds”) as determined by the Board from time to time in its sole discretion. The Members agree that the Board may, and is hereby authorized to, in such amount and at such time as the Board shall determine, distribute funds and make payments to third parties on behalf of the Members, including, but not limited to payments to the Internal Revenue Service.

§5.2 Profits & Losses. Except as otherwise specifically provided herein, Profits and Losses for any fiscal year shall be allocated to the Members on a pro rata basis based upon their respective Percentage Interest in the Company, unless the Board agrees to a different allocation of Profits and Losses permitted by law and applicable regulation.

§5.3 Allocation Rules.

(A) Determination Generally. The Profits and Losses of the Company shall be determined for each fiscal year in accordance with the accounting method adopted by the Company for federal income tax purposes. Where the accounting method adopted by the Company for federal income tax purposes provides no rule regarding a specific transaction, the transaction shall be accounted for in accordance with sound accounting procedures applied in a consistent manner. Profits and Losses shall be allocated to the Members annually.

(B) Income Characterization. For purposes of determining the character (as ordinary income or capital gain) of any Profit allocated to a Member, the portion of such Profit that is treated as ordinary income attributable to the recapture of depreciation, if any, shall be allocated among the Members in the proportion that the amount of depreciation, if any, previously allocated to each Member relating to Company assets or property bears to the total of such depreciation allocated to all Members.

(C) Allocation of Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

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(D) Binding Effect. The Members are aware of the income tax consequences of the allocations made by this Article and hereby agree to be bound by the provisions of this Article in reporting their respective Percentage Interest of Profits and Losses for income tax purposes.

§5.4 Available Net Cash Flow. Net Cash Flow of the Company, as determined by the Board, shall be distributed from time to time as soon as is reasonably practicable as determined by the Board following receipt thereof by the Company, as follows and in the following order of priority:

(i) First, to pay or reserve against any Tax Distributions required pursuant to §5.5 below;

(ii) Second, to pay any amounts owed on the Notes;

(iii) Third, the Members according to their Percentage Interests, provided, however, that no Net Cash Flow distribution shall be made to the Members for the first thirty-six (36) months following the date hereof unless otherwise approved by the Board.

§5.5 Tax Distributions. Following the close of each taxable year, the Company shall, prior to making any additional distributions pursuant to §5.4, distribute to each Member (each such distribution, a “Tax Distribution”), solely to the extent of any available Net Cash Flow of the Company, an amount equal to the Company’s then best estimate of the aggregate tax liability to the Members for the previous year. Any Tax Distribution will be credited towards payments required to have been made under §5.4. To the extent a Member received distributions in excess of what such Member otherwise would be entitled to under §5.4 the Board may adjust future distributions under §5.4 so that the Members shall be in the same position they would have been had the Tax Distribution not been made.

§5.6 Liens and Encumbrances. Notwithstanding anything contained herein to the contrary, in the event that the Class B Membership Units held by any Class B Member become subject to any lien, pledge, hypothecation, security interest or encumbrance of any nature or kind, such Class B Member’s Class B Membership Units shall have no Economic Interest and shall not be entitled to any distribution of Net Cash Flows or any other distribution provided herein. The Economic Interest otherwise attributable to such Class B Member’s Percentage Interest shall instead be allocated to the Class A Members, thereby increasing each Class A Member’s Percentage Interest pro rata in proportion to such Class A Member’s ownership of the Class A Membership Units.

ARTICLE 6

BOOKS OF ACCOUNT AND COMPANY RECORDS

§6.1 Books of Account. The Company shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles consistently applied complete and accurate books, records and accounts of the Company. Unless otherwise determined by the Manager, the accounting firm for the Company (“Accountant”), among other things, shall prepare quarterly and annual financial statements of the Company.

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§6.2 Record Keeping. All books, records and accounts of the Company together with executed copies of this Agreement and all other documents relating, without limitation, to the existence, control and governance of the Company shall be kept at all times at the principal office of the Company and/or the offices of the Company’s Accountant or lawyers. Upon reasonable prior notice, Members or their designated representatives shall at all times have access to the Accountant and the right to inspect the books and records of the Company. The Company shall provide the Members with unaudited financial statement for the previous fiscal year no later than April 15th of the subsequent year. The Company shall also distribute to the Members quarterly unaudited financial statements within 45 days of the end of the first three fiscal quarters of the calendar year.

§6.3 Fiscal Year. The fiscal year of the Company shall be the calendar year.

§6.4 Financial Statements. The Company shall cause to be prepared and filed all Federal, state and local income tax returns and information returns, if any, which the Company is required to file. For each fiscal year, the Company shall transmit to the Members on a timely basis such information as the Members may reasonably require for submission of their income tax returns.

§6.5 Bank Accounts. The funds of the Company shall be deposited at such bank or banks and in such Company account or accounts as shall be designated by the Board. The signatory or signatories of Company’s bank accounts shall be designated by the Board.

§6.6 Tax Matters Partner. TCA Global Credit Master Fund, LP, shall act as the “Tax Matters Partner” under Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended, to manage administrative tax proceedings with the Internal Revenue Service.

ARTICLE 7

RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE

BOARD, MANAGERS AND MEMBERS

§7.1 Management.

Unless otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed, directed and controlled solely by a board of managers (each a “Manager”; together, collectively, the Managers shall constitute the “Board”). Initially, the Board shall be comprised of a single Manager, Alyce Schreiber. The number of Managers constituting the Board may be adjusted at any time by unanimous vote of the Class A Members. A Manager shall not be required to be a Member.

§7.2 Management Duties, Authority and Powers. Subject to the provisions, limitations and restrictions of § 7.14 and § 7.15 of this Agreement, the business and affairs of the Company shall be managed by and under the sole and complete authority of the Board, who shall be responsible for directing, supervising and undertaking the business affairs of the Company and shall make all decisions affecting the Company.

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§7.3 Officers. The Board may appoint officers to act on behalf of the Company under the direct supervision and control of the Board.

§7.4 Reimbursement to the Managers. A Manager shall be entitled to receive reimbursement for actual and reasonable travel and entertainment expenses incurred in connection with his or her duties as a Manager of the Company. The Managers shall be entitled to be reimbursed for all actual and out-of-pocket costs and expenses incurred in connection with the Company’s organizational costs, including legal fees incurred in connection with the formation and initial capitalization of the Company (but excluding legal fees and expenses incurred in the preparation and negotiation of this Agreement) and amounts expended that are related to the filing of the Certificate and the formation of the Company.

§7.5 Management Fees. The Company shall not pay any fees or salaries to the Manager(s) unless approved by the Class A Members in accordance with Sections 7.14 and 7.15.

§7.6 Resignation. A Manager may resign at any time by giving ten (10) days’ written notice to the Members. The resignation of a Manager shall take effect at the time at least ten (10) days after the date of the written notice as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect such Manager’s rights as a Member and shall not constitute a withdrawal or dissociation of a Member; provided, however, any Manager who resigns shall no longer be entitled to receive any salary or other benefits from the Company if any, that are payable to the Managers.

§7.7 Removal. At a meeting called expressly for that purpose, a Manager may be removed at any time, without cause, by the affirmative unanimous vote of the Class A Members. The removal of a Manager who is also a Member shall not affect such Manager’s rights as a Member and shall not constitute a withdrawal or dissociation of a Member.

§7.8 Vacancies. In the event of the withdrawal, removal, resignation of any Manager, a replacement Manager shall be appointed by unanimous vote of the Class A Members. A successor Manager shall qualify by executing an agreement, in form reasonably acceptable to the Company, whereby the successor Manager agrees to be bound by the provisions of this Agreement.

§7.9 Voting Decisions By Members.

(A) General Rules. Unless otherwise specifically set forth in this Agreement, all actions and decisions requiring the approval of the Members pursuant to any provision of this Agreement or the Act may be authorized or made by a unanimous vote of the Class A Members. Any action that may be taken by the Class A Members at a meeting may be taken by the unanimous written consent of the Class A Members. Economic Interest Owners shall not be entitled to receive notices, vote, call meetings, or act as proxies, and their consent shall not be required for any purpose under this Agreement.

(B) Vote by Proxy. A Class A Member entitled to vote on any matter may vote (or execute a written consent) by proxy given to any other Class A Member. Any such proxy must be in writing and must identify the specific meeting or matter to which the proxy applies or state that it applies to all matters (subject to specified reservations, if any) coming before the Class A Members for approval under any provision of this Agreement prior to a specified date (which shall not be later than the first anniversary date on which such proxy is given). Any such proxy shall be revocable at any time and shall not be effective at any meeting at which the Class A Member giving such proxy is in attendance.

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§7.10 Power of Employees and Agents. Unless authorized to do so by this Agreement or in writing by the Board of the Company, no attorney-in-fact, employee or other agent of the Company, other than the Manager(s), shall have any power or authority to bind the Company in any way, to pledge its credit or to render it pecuniarily liable for any purpose.

§7.11 Liability for Certain Acts. To the extent permitted by Florida law, neither the Manager nor any owner, officer, director or Member of the Company shall be personally liable to the Company or its Members for damages for breach of any duty owed to the Company or its Members except that the Manager and any officer, director, or Member of the Company shall not be relieved from liability for any breach of duty based on an act or omission (a) in breach of such person’s duty of loyalty to the Company or its Members, (b) not in good faith or involving a knowing violation of law or this Agreement, (c) resulting in receipt by such person of an improper personal benefit not permitted under this Agreement or (d) which is grossly negligent or constitutes willful misconduct.

§7.12 Indemnification. Each Manager and Company officer shall be indemnified by the Company subject to the provisions of Article 11.

§7.13 Voting Decisions By the Managers. All actions and decisions requiring the approval or consent of the Board pursuant to any provision of this Agreement or by the Act must be authorized by a majority of the Managers.

(A) General Rules. Actions and decisions requiring the approval or consent of the Board pursuant to any provision of this Agreement or the Act may be authorized or made either by majority vote of the Manager(s) taken at a meeting of the Manager(s) or by unanimous written consent of the Manager(s) without a meeting.

(B) Meetings. Any Manager may call a meeting to consider approval of an action or decision under any provision of this Agreement by delivering to each other Manager notice of the time and purpose of such meeting at least ten (10) days before the day of such meeting. A Manager may waive the requirement of notice of a meeting either by attending such meeting or executing a written waiver before or after such meeting. Any such meeting shall be held during the regular business hours at the Company’s principal place of business unless all of the other Managers consent in writing or by their attendance at such meeting to its being held at another location or time.

(C) Authorization By Written Consent. A Manager may propose that the Company authorize an action or decision pursuant to any provision of this Agreement by written consent of a majority of the Managers in lieu of a meeting if there is more than one (1) Manager. A Manager’s written consent may be evidenced by such person’s signature on a counterpart of the proposal or by a separate writing (including a facsimile) that identifies the proposal with reasonable specificity and states that the Manager consents to such proposal.

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(D) Records. The Company shall maintain permanent records of all material actions taken by the Manager and/or at meetings of the Manager(s) pursuant to any provision of this Agreement, including minutes of all Company meetings, copies of all actions taken by consent of the Manager(s), and copies of all proxies pursuant to which one Manager votes or executes a consent on behalf of another.

§7.14 Approval of Major Decisions. Notwithstanding anything to the contrary in this Agreement, all decisions or actions as set forth in Section 7.15 (“Major Decisions”) may not be taken solely in the Board’s discretion and shall require the unanimous affirmative vote of the Class A Members. Approval of Major Decisions may be given at a Meeting called for that purpose or by written consent.

§7.15 Designation of Major Decisions. The following shall constitute Major Decisions subject to approval of the Class A Members, as set forth in Section 7.14:

(A) Other than in the regular course of business, the sale of all or a substantial portion of the assets owned by the Company. For this purpose, Twenty Percent (20%) of the fair market value of the assets owned by the Company shall constitute a “substantial portion.”

(B) Any change in the principal purpose of the Company’s business, as set forth in § 2.1.

(C) Any decision to dissolve the Company.

(D) Any borrowing by the Company or any pledge of assets owned by the Company or any loan to a Member or Manager.

(E) The admission of any new Member.

(F) Any amendment of this Agreement.

(G) Any distributions to be made to the Members, provided, however, that repayment with respect to the Notes, in the event that any Note has been issued by a Member, shall not be a Major Decision and shall not require the affirmative unanimous vote of the Class A Members.

ARTICLE 9

TRANSFER OF INTERESTS

§8.1 Transfer With Substitution.

(A) Except for a transfer of Membership Units (i) by a Member to a member of his/her family or (ii) by a Member to a trust(s) for the benefit of a Member’s family or (iii) by a Member of all of his/her Membership Units to a corporation or limited liability company wholly owned by the original Member or (iv) by a Member to an employee of the Company pursuant to a membership/stock option plan or similar type of employee compensation plan adopted by the Company or (v) pursuant to § 8.9 hereof (each hereinafter referred to as a “Permitted Transfer”), no Member may transfer all or part of a Member’s Membership Units without the consent of the Board nor shall any assignee, legatee or distributee of the whole or any part of such Membership Units have the right to become a substituted Member in place of his predecessor in interest in respect to the whole or any portion of said Membership Units without the prior written consent of the Board. In the case of a Permitted Transfer, the transferring Member shall remain the Member of the Company unless a permitted transferee is either (I) over 21; (ii) is a professional trustee or investment manager; or (iii) the transferee is an entity of which the transferring Member is sole owner, in which cases the transferee shall become the Member upon satisfaction of the requirements for becoming a Member set forth in this Agreement.

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(B) The word “family” as used in this Section shall mean a person who is a (i) parent, child or sibling of a Member, or (ii) trustee or custodian on behalf of any person described in (i) hereof.

(B) For purposes of this Agreement, a “transfer” includes, but is not limited to, any (i) sale, assignment, gift, exchange, hypothecation, collateral assignment or subjection to any security interest of a Percentage’s Interest or (ii) sale, assignment, gift, exchange, pledge, hypothecation or other transfer by operation of law or otherwise, in one or a series of transactions, of any Membership Units, partnership or membership interests or other equity interests of a corporation, partnership, limited liability company or other entity which is a Member.

§8.2 Transfer without Substitution. Subject to compliance with the other conditions of this Article, a Member may only transfer all or part of such Member’s Membership Units with the prior written consent of the Board (except for a Permitted Transfer where no Board consent is required) and only in the manner permitted under this Agreement by a written instrument of assignment, the terms of which may not be in contravention of any of the provisions of this Agreement. The assigning Member shall deliver to the Board a written instrument of assignment in form and substance reasonably satisfactory to the Board, duly executed by the assigning Member or such Member’s personal representative or authorized agent. The assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents or authorizations of governmental or other authorities or such opinions as to compliance with or exemption from securities laws as may be reasonably required by the Board. Upon consent of the Board to the proposed assignment, the assignee shall take all steps required by this Agreement to become a Member and shall not become a Member until all such steps have been completed. Until the assignee becomes a Member, all rights accruing or attaching to Membership shall belong to the assignor Member and neither the Board nor the Company shall incur any liability for so treating the assignor and assignee Members. Unless and until admitted as a substitute or additional Member by the Board in accordance with this Agreement, any person that succeeds to the Membership Interest of a Member, whether by assignment or operation of law, shall only be an Economic Interest Owner, who shall be entitled to receive distributions from the Company, and be allocated Profits and Losses of the Company attributable to the Percentage Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest and the consent to such assignment by the Board and all other rights of a Member attributable to such Percentage Interest, except for the right to inspect Company books and records, if any, shall terminate until and unless such assignee becomes a substituted or additional Member; provided, however, that the Board and the Company shall be entitled to treat the assignor of such Percentage Interest as the owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as both the beneficiary of such assignment has been recognized by the Company as an assignee in accordance with this Article 8.

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§8.3 Admission of Substituted Members. The transferee of Membership Units transferred by a Member in connection with a Permitted Transfer or Membership units transferred by a Member who has obtained the prior written consent of the Board shall become a substituted or additional Member in the Company provided that, in addition to the requirements of § 8.5, the transferor and transferee of such Membership Units have executed, acknowledged and delivered such other instruments as counsel to the Company reasonably deems necessary or desirable to effect such admission. A transferee accepted as a substitute or additional Member by the Board shall have all of the rights and obligations of its predecessor in interest in the Company, to the extent that they relate to the transferred Interest.

§8.4 Admission of Additional Members. Except as limited by the terms of this Agreement including §7.15(E), with the approval and consent of the Board, any person may become an additional Member in the Company by the issuance of such additional Membership Units in exchange for such consideration as the Board may determine. Such person may become an additional Member in the Company only if, in addition to the requirements of Section 8.5, the person executes such instruments as counsel to the Company may deem reasonably necessary or desirable to effect such admission.

§8.5 Conditions on Transfers of Interest. A transfer of a Membership Unit and the admission of additional Members, otherwise permitted by this Article 8 shall be subject to the following additional limitations:

(A) No Membership Unit may be transferred or issued if such proposed action, in the reasonable opinion of counsel for the Company, would result in the termination of the Company under Section 708 of the Code, or would impair the ability of the Company to be taxed as a partnership for Federal income tax purposes.

(B) No Membership Unit may be issued by the Company or transferred by a Member unless the transferee confirms in a writing reasonably acceptable to counsel for the Company that such transferee has accepted, assumed, and agreed to be subject to and bound by all of the terms and conditions of this Agreement.

§8.6 Withdrawal of Member. Except as otherwise provided in this Article 8, no Member shall be entitled to withdraw or resign from the Company without the consent of the Board.

§8.7 Obligations of Transferring Member. No transfer by a Member of all or any portion of an Interest in the Company shall, to any extent, relieve the transferring Member of any of such Member’s obligations to the Company or liability, if any, as a Member (whether or not such person remains as a Member).

§8.8 Allocations Upon Transfer of Interest.

(A) As between a Member and his transferee, profits, losses and credits for any quarterly period shall be apportioned to the person who is the holder of the Membership Units transferred on the last day of such quarterly period, without regard to the results of the Company’s operations during the period before or after such transfer. However, in the event that it is determined by the Board that the convention adopted by the Company to allocate income, gain, loss, deduction or credit of the Company is not in compliance with Section 706(d) of the Code, as modified by Regulations promulgated thereunder, then the Board shall revise the method of allocation to comply with such Regulations.

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(B) No new Member shall be entitled to any retroactive allocation of Profits or Losses incurred by the Company. The Board may, at its option, at the time a Member is admitted, or an Interest transferred, close the Company’s books or make an allocation of tax items using any reasonable method permitted under the Code and applicable Treasury Regulations.

(C) Any distributions of cash or other property shall be made to the holder of record of any Membership Units on the date of distribution or on the declared record date, if earlier.

ARTICLE 9

DISSOLUTION AND LIQUIDATION

§9.1 Events Triggering Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (“Liquidating Events”):

(A) the determination by the Class A Members as set forth in § 7.15(C) above, that the Company should be dissolved; or

(B) a judicial determination that an event has occurred that makes it impossible or unlawful to carry on the business of the Company.

§9.2 Effect of Dissolution. No dissolution of the Company shall release any of the parties to this Agreement from their contractual obligations under this Agreement.

§9.3 Liquidation. Upon dissolution of the Company in accordance with § 9.1, the Company shall be liquidated. The Board shall select a Liquidating Manager (who may be a Manager) who shall serve only for purposes of winding up the Company. If there are then no members of the Board, the Liquidating Manager shall be selected by unanimous vote of the Class A Members. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(A) to the payment of the debts and liabilities of the Company and the expenses of liquidation (including, if applicable, the reasonable fees of the Liquidating Manager);

(B) to the setting up of any reserves which the Liquidating Manager may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, which reserves shall be paid over to an attorney at law, as escrow-holder, to be held for the purpose of disbursing (under the direction of the Liquidating Manager) such reserves in payment of any of the aforementioned liabilities and, at the expiration of such period (not to exceed two (2) years) as the Liquidating Manager may deem advisable, for distribution in the manner hereinafter provided;

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(C) to the repayment of any outstanding loans that may have been made by any of the Members to the Company pro rata among them on the basis of the principal and accrued interest on such loans to the Company; and

(D) to the Members in the amounts and the order of priority set forth in § 5.4.

§9.4 Distributions in Kind. The Liquidating Manager may make distributions to the Members in cash or in kind, or partly in cash or partly in kind, in divided or undivided interests, and allocate any property towards the satisfaction of any payment or distribution due to the Members in such manner as the Liquidating Manager may reasonably determine. Distribution of any asset in kind to a Member shall be considered as a distribution of an amount equal to the asset’s fair market value for purposes of this § 9.4.

§9.5 Timing of Liquidation. Distributions and liquidation of the Company shall be made in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

§9.6 Certificate of Cancellation. Upon the dissolution of the Company and the completion of the liquidation and winding-up of the Company’s affairs and business, the Liquidating Manager shall (or if the Liquidating Manager fails to act, then any Manager may) prepare and file a certificate of cancellation with the State of Florida Secretary of State, as required by the Act. When such certificate is filed, the Company’s existence shall cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

§10.1 Amendment. Notwithstanding anything to the contrary in §7.15, this Agreement may not be amended, without the consent of the Class A Members.

§10.2 Glossary. Unless otherwise defined herein, as used in this Agreement, capitalized words and phrases shall have the following meanings:

(A) Affiliate. “Affiliate” of a Person shall mean any Relative of such Person or any Person that controls, is controlled by, or is under common control with, such Person, or an officer, director, partner, managers, or trustee (or Relative of any thereof) of such Person, where “control” means the power, by contract, ownership of securities or other interests in a Person, or otherwise, to elect the majority of the directors of a corporation or otherwise direct the management of a Person. The Company shall not be deemed an Affiliate of a Member or of any of a Member’s Affiliates.

(B) Bankruptcy. “Bankruptcy” of any individual, corporation or partnership shall be deemed to occur when (1) such individual, corporation or partnership files a petition in bankruptcy, or voluntarily takes advantage of any bankruptcy or insolvency law, or (2) is the subject of a petition or answer proposing the adjudication of such person as bankrupt, and such individual, corporation or partnership either consents to the filing thereof, or fails to cause such petition or answer to be discharged or denied prior to the expiration of sixty (60) days from the date of such filing, or (3) such person’s or entity’s assets are insufficient to pay his, her or its liabilities, or he, she or it has so admitted in writing.

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(C) Capital Account Deficit. “Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year of the Company, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts which such Member is obligated to restore (pursuant to the terms of any promissory note of such Member or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Member’s Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations.

The foregoing definition of Capital Account Deficit is intended to comply with Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(D) Capital Contribution. “Capital Contribution” means, with respect to any Member, the amount of money and the initial fair market value of any property (other than money) contributed to the Company with respect to a Membership Unit held by such Member.

(E) Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

(F) Company. “Company” means the limited liability company governed by this Agreement.

(G) Economic Interest. “Economic Interest” means the Percentage Interest of a Member in the Company’s Profits, Losses, Net Cash Flow, and other distributions of the Company’s assets pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, without limitation, the right to vote on, consent to, or otherwise participate in any decision of the Members or the Company.

(H) Economic Interest Owner. “Economic Interest Owner” shall mean the owner of an Economic Interest who is not a Member, including without limitation, a person who has acquired an Economic Interest (i) as an assignee pursuant to § 8.2, or (ii) as the personal representative, guardian or other successor in interest upon the death (in the case of a Member who is an individual), dissolution (in the case of a Member who is not an individual) or bankruptcy of a Member.

(I) Members. “Members” mean the persons listed on the attached Exhibit “A” and executing this Agreement as Members, and any person admitted to the Company as a Member in accordance with Article 8. The Members shall have the powers, rights and privileges provided to them in this Agreement.

(J) Net Cash Flow. “Net Cash Flow” means the gross cash proceeds from Company operations (including all sales and dispositions) and all refinancing or acquisition of loans obtained by the Company less the operating expenses of the Company (the “Operating Expenses”) including the portion of such proceeds used to pay or establish reasonable reserves for all Company expenses, debt payments, debt service (including loan principal and interest payments), capital improvements, replacements, and contingencies, all as determined by the Board in accordance with the provisions of this Agreement and in consultation with the Accountant. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established. Payments of principal and interest on any debts or other obligations of the Company, whether or not secured by mortgages or liens on Company property, shall be considered as a deduction from Net Cash Flow.

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(K) Percentage Interest. “Percentage Interest” means a Member’s Economic Interest in the Company equal to the proportion of all Class A Membership Units and Class B Membership Units owned by such Member to the total Membership Units of the Company.

(L) Person. “Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

(M) Profit and Losses. “Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined by the Board in accordance with the Code, with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise required to be taken into account in computing Profits or Losses pursuant to this Subsection, shall be subtracted from such taxable income or loss.

(N) Relative. “Relative” of an individual means any other individual to whom the individual in question is related by blood, marriage or adoption, not more remotely than as a first cousin.

(O) Treasury Regulations. “Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

§10.3 Notices. Unless otherwise provided in this Agreement or by written agreement of the Members, all notices or other communications required or permitted to be given under this Agreement shall be deemed given when delivered personally or two (2) days after mailing by registered or certified mail, return receipt required, postage prepaid, or on the date delivered if delivered by overnight courier service or by electronic mail, to the Members at their addresses or E-mail addresses on the records of the Company, or at such other addresses as a Member may designate in writing to the Company.

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§10.4 Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

§10.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.

§10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida. Any action to enforce the terms hereof shall be brought in the courts located in the State of Florida, County of Broward.

§10.7 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

§10.8 Gender. As used in this Agreement, the masculine gender shall include the feminine and the neuter, and vice versa.

§10.9 Injunctive Relief. Each Member acknowledges that the restrictions and limitations upon the sale, assignment, transfer, pledge or encumbrance of the Percentage Interests are special, unique and necessary to assure the continuity and harmony of the Company’s policies and operations, and that it would be impossible to measure damages, in money to the Company or the Members for breach of any provision herein. Each Member agrees that if the Company or any Member violates or attempts to violate the provisions of this Agreement, in addition to any other rights or remedies that the Company or other Members may have under this Agreement or otherwise, the Company and the other Members shall be entitled to an injunction to restrain any such violation or attempted violation thereof.

§10.10 Entire Agreement. This Agreement, together with the Articles to the extent referenced herein, constitute the complete and exclusive agreement and understanding of the Members with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, by and among the Members or any of them.

§10.11 Facsimile Copies. Facsimile or electronic mail copies of this Agreement or of any counterpart, and facsimile or electronic mail signatures hereon or on any counterpart, shall have the same force and effect as originals.

§10.11 Advice of Counsel. the PARTIES HERETO hereby acknowledge that THEY HAVE been, and hereby ARE, advised to seek legal counsel and to review thIs AGREEMENT with legal counsel of ITs choice, and (ii) such partIES HAVE sought such legal counsel, which such legal counsel has reviewed this AGREEMENT, or hereby waives the right to do so. The PARTIES acknowledge that THEY HAVE no objection to the terms and conditions herein contained. The economic, business and legal terms and conditions contained herein were agreed upon by the PARTIES after THE PARTIES had the opportunity to consult with independent counsel. The PARTIES HAVE had access to their respective independent counsel and HAVE knowingly consented and executed this AGREEMENT and agreed to be irrevocably bound by its terms.

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ARTICLE 11

INVESTMENT REPRESENTATIONS OF MEMBERS,

UCC AND CERTIFICATES

§11.1 Securities Law Qualification. THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE “FEDERAL ACT”), OR REGISTERED WITH OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE ACTS. NO SALE OR OTHER TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN TO, OR RECEIPT OF ANY CONSIDERATION THEREFOR, MAY BE MADE IF THE PROPOSED SALE OR OTHER TRANSFER OF THESE SECURITIES AFFECTS THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND ANY SUCH PROPOSED SALE OR OTHER TRANSFER MUST BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS AND THESE SECURITIES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.

§11.2 Representations and Warranties under the Securities Laws. Each Member (each an “Investor”) represents and warrants with respect to the purchase of the Membership Units as follows:

(A) Investor understands that the Membership Units are being offered and sold without qualification under the Federal Act or the State of Florida securities laws in reliance upon certain exemptions from the qualification and registration requirements contained therein. Specifically, Investor is purchasing its Membership Units for investment only and not with a view to resale.

(B) Investor is further aware that Rule 144 of the Rules and Regulations for the Securities and Exchange Commission (“SEC”) issued under the Federal Act is not presently available to exempt the sale of the Membership Units from the registration requirements of the Federal Act.

(C) Investor acknowledges and understands that the availability of the exemptions depend in part upon the accuracy of the representations and warranties set forth herein, and with the intent that such representations and warranties may be relied upon in determining the availability of the exemptions, and in order to induce the Company to issue the Membership Units to Investor without requiring that they be registered under the Federal Act or qualified under the State Act, Investor makes such representations and warranties to the Company:

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(D) Investor is purchasing the Membership Units of the Company and becoming a Member of the Company without being furnished any offering literature or prospectus which has been reviewed or approved by the SEC or any other federal or state agency.

(E) Investor understands and acknowledges that Investor’s purchase of the Percentage Interests has not been reviewed by, passed on by or submitted to any governmental agency, including the SEC, and the Investor is aware that no federal or state agency has made any recommendation or endorsement of the Percentage Interests.

(F) Investor recognizes that the Company has no financial or operating history and that an investment therein involves substantial risks.

(G) Investor is experienced in making investments generally and is experienced in evaluating and investing in recently organized companies such as the Company.

(H) Investor has been given the opportunity by the Board to ask any questions concerning the Company and his or her proposed investment and to discuss the Company’s business, management and financial affairs, and, to the extent Investor has availed himself or herself of that opportunity, he or she has received satisfactory information and answers.

(I) Investor has a pre-existing awareness of the character, business acumen, and general business and financial circumstances of the Company or its Managers or a preexisting business or personal relationship with the Company or its principals and has the requisite knowledge to assess the relative merits and risks of this investment or is aware of the risks and other considerations involved, or by reason of the business or financial experience or relationships of Investor, Investor could be reasonably assumed capable of evaluating the merits and risks of this investment and of protecting his or her own interests in connection with Investor’s purchase of the Membership Units.

(J) Investor is acquiring the Membership Units for long-term investment, for Investor’s own personal account, not as a nominee or agent, and not with a view to offer for sale or resale of, or to sell, transfer, assign, pledge, hypothecate, fractionalize, distribute or otherwise dispose (collectively, “Dispose” or, as the context requires, “Disposition”), the Percentage Interests.

(K) Investor has no contract, understanding, agreement or arrangement with any Person to Dispose of the Membership Units and Investor is not presently engaged, nor does he or she plan to engage in the presently foreseeable future, in discussions with any Person relative to any Disposition of the Membership Units.

(L) Investor has adequate net worth and means for providing for his or her current needs and personal contingencies to sustain a complete loss of his or her investment in the Percentage Interest and has no need for liquidity of his or her investment in the Membership Units.

(M) Investor’s overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and his or her acquisition of the Membership Units will not cause such overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and his or her acquisition of the Membership Units will not cause such overall commitment to become excessive.

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(N) Investor realizes that the Membership Units cannot be readily sold as there will be no public market for them, that he or she may not be able to Dispose of the Membership Units and, therefore, that the Membership Units must not be purchased unless Investor has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties.

(O) Investor understands that the ability to transfer the Membership Units will be further restricted as set forth in this Agreement.

(P) All information which Investor has provided to the Company concerning Investor’s financial position and knowledge of financial business matters is accurate and complete as of the date hereof.

(Q) Investor has been urged to consult his or her separate counsel in connection with the purchase of the Membership Units and if Investor chooses not to consult with counsel, he or she is competent to understand and interpret this Agreement, and Investor has not relied upon any statements, advice or opinions of counsel for the Company who prepared this Agreement.

§11.3 Evidence of Ownership. Evidence of a Member’s ownership of Membership Units shall be the schedule of Members attached to this Agreement as Exhibit A. The Company shall maintain a current and complete record of Exhibit A among the books and records of the Company.

Any certificate representing Membership Units shall be endorsed and affixed with the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE “FEDERAL ACT”), OR REGISTERED WITH OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE ACTS. NO SALE OR OTHER TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN TO, OR RECEIPT OF ANY CONSIDERATION THEREFOR, MAY BE MADE IF THE PROPOSED SALE OR OTHER TRANSFER OF THESE SECURITIES AFFECTS THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND ANY SUCH PROPOSED SALE OR OTHER TRANSFER MUST BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS AND THESE SECURITIES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.

THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN OPERATING AGREEMENT OF THE COMPANY, DATED AS OF MARCH 9, 2017, BY AND AMONG THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, AND THE RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH THEREIN.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

TCA CRESENT CONSTRUCTION COMPANY, LLC

Name:	Alyce Schreiber
Title:	Manager

MEMBERS:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Master Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Director

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Name:	Philip Kirkland
Title:	Secretary and Treasurer

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EXHIBIT “A”

MEMBERSHIP UNITS OF

TCA CRESENT CONSTRUCTION COMPANY, LLC

CLASS A MEMBERS	INITIAL CAPITAL CONTRIBUTION	MEMBERSHIP UNITS	PERCENTAGE INTEREST
TCA GLOBAL CREDIT MASTER FUND, LP	$10.00	1,000 Class A Units	1%
CLASS B MEMBERS
TCA GLOBAL CREDIT MASTER FUND, LP	$190.00	19,000 Class B Units	19%
INTELLIGENT HIGHWAY SOLUTIONS, INC.	$800.00	80,000 Class B Units	80%
Total	$1,000.00		100%

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EXHIBIT “B”

NOTES

Promissory Note issued by the Company and Intelligent Highway Solutions, Inc., as joint and several Co-Borrowers, in favor of TCA GLOBAL CREDIT MASTER FUND LP in the principal amount of One Million Five Hundred Thousand United States Dollars (US$1,500,000).

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